Exhibit 99.2

Analog Devices Announces Expiration of Tender Offer for Senior Notes

WILMINGTON, Mass.— October 5, 2021 —Analog Devices, Inc. (Nasdaq: ADI) (the “Company”) announced today that the previously announced cash tender offer by the Company for any and all of its outstanding 2.500% Senior Notes due December 2021 (the “2021 Notes”), its outstanding 2.875% Senior Notes due June 2023 (the “June 2023 Notes”), its outstanding 3.125% Senior Notes due December 2023 (the “December 2023 Notes”), its outstanding 3.900% Senior Notes due December 2025 (the “2025 Notes”), its outstanding 4.500% Senior Notes due December 2036 (the “2036 Notes”) and its outstanding 5.300% Senior Notes due December 2045 (the “2045 Notes”, and together with the 2021 Notes, the June 2023 Notes, the December 2023 Notes, the 2025 Notes and the 2036 Notes, the “Notes”), expired on Monday, October 4, 2021 at 5:00 p.m., New York City time (the “Expiration Time”). The tender offer was made on the terms and subject to the conditions set forth in the Offer to Purchase, dated September 28, 2021 (the “Offer to Purchase”) and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”). The tender offer is referred to as the “Offer.” The Offer to Purchase and the Notice of Guaranteed Delivery are referred to together as the “Offer Documents.”

According to information provided by D.F. King & Co., Inc., the tender agent and information agent for the Offer, (i) $71,181,000, or 17.80%, of the $400,000,000 aggregate principal amount of the 2021 Notes, (ii) $133,317,000, or 26.66%, of the $500,000,000 aggregate principal amount of the June 2023 Notes, (iii) $282,735,000, or 51.41%, of the $550,000,000 aggregate principal amount of the December 2023 Notes, (iv) $323,313,000, or 38.04%, of the $850,000,000 aggregate principal amount of the 2025 Notes, (v) $105,722,000, or 42.29%, of the $250,000,000 aggregate principal amount of the 2036 Notes and (vi) $67,413,000, or 16.85%, of the $400,000,000 aggregate principal amount of the 2045 Notes had been validly tendered and delivered (and not validly withdrawn) in the Offer at or prior to the Expiration Time. In addition, $730,000 aggregate principal amount of June 2023 Notes, $1,309,000 aggregate principal amount of December 2023 Notes and $3,085,000 aggregate principal amount of 2025 Notes remain subject to guaranteed delivery procedures. Payment for the Notes validly tendered pursuant to the Offer (and not validly withdrawn) prior to the Expiration Time and accepted for purchase is intended to be made on or around October 5, 2021 (the “Settlement Date”), and payment for the Notes validly tendered pursuant to a Notice of Guaranteed Delivery (and not validly withdrawn) prior to the Expiration Time and accepted for purchase, is intended to be made on or around October 7, 2021 (the “Guaranteed Delivery Settlement Date”).

As previously announced, the applicable “Tender Offer Consideration” will be $1,001.77 for each $1,000 principal amount of 2021 Notes, $1,041.39 for each $1,000 principal amount of June 2023 Notes, $1,053.78 for each $1,000 principal amount of December 2023 Notes, $1,112.13 for each $1,000 principal amount of 2025 Notes, $1,239.96 for each $1,000 principal amount of 2036 Notes and $1,400.67 for each $1,000 principal amount of 2045 Notes, plus accrued and unpaid interest to, but not including, the Settlement Date, payable on the Settlement Date or the Guaranteed Delivery Settlement Date, as applicable. The Offer will be funded from a portion of the net proceeds from the recently completed sale by the Company on October 5, 2021 of its Floating Rate Senior Notes due 2024, 1.700% Sustainability-Linked Senior Notes due 2028, 2.100% Senior Notes due 2031, 2.800% Senior Notes due 2041 and 2.950% Senior Notes due 2051.

The Offer was made solely pursuant to the Offer Documents and was not made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC acted as dealer managers for the Offer. D.F. King & Co., Inc. served as the tender agent and information agent for the Offer.

This press release is for informational purposes only and shall not constitute an offer to buy or a solicitation of an offer to sell any securities. If any holder is in any doubt as to the contents of this press release, or the Offer, or the action it should take, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, immediately from its stockbroker, bank manager, solicitor, accountant, or other independent financial, tax, or legal adviser.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements address a variety of subjects, including, for example, the timing for completion of the Offer, including the acceptance for purchase of any Notes validly tendered, and the expected Settlement Date. Statements that are not historical facts, including statements about the Company’s beliefs, plans and expectations, are forward-looking statements. Such statements are based on the Company’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “estimate,” “would,” “target” and similar expressions, as well as variations or negatives of these words. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the closing of the Company’s offering of notes and the risks and uncertainties described in the Offer Documents. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s periodic reports and other filings with the Securities and Exchange Commission, including the risk factors contained in the Company’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain and are made only as of the date hereof. Except as required by law, the Company does not undertake or assume any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise.

About Analog Devices, Inc.

Analog Devices, Inc. (NASDAQ: ADI) operates at the center of the modern digital economy, converting real-world phenomena into actionable insight with its comprehensive suite of analog and mixed signal, power management, radio frequency (RF), and digital and sensor technologies. ADI serves 125,000 customers worldwide with more than 75,000 products in the industrial, communications, automotive, and consumer markets. ADI is headquartered in Wilmington, MA.

Contact:

Investor:

Mr. Michael Lucarelli

781-461-3282

investor.relations@analog.com

Media:

Ms. Brittany Stone

917-935-1456

Brittany.Stone@teneo.com